PRICING SUPPLEMENT NO. 61A                                       Rule 424(b)(3)
DATED: July 26, 2001                                         File No. 333-52902
(To Prospectus dated January 11, 2001,
and Prospectus Supplement dated January 11, 2001)

                                 $9,015,893,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount: $50,000,000    Floating Rate Notes [ ]  Book Entry Notes [x]

Original Issue Date: 8/17/2001   Fixed Rate Notes [x]     Certificated Notes [ ]

Maturity Date: 8/17/2016         CUSIP#: 073928UU5

Option to Extend Maturity:       No    [x]
                                 Yes   [ ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------       --------------       -------------        -----------

         *                   N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate: 7.00%

Interest Payment Dates: **

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate:

[ ]   Commercial Paper Rate              Minimum Interest Rate:

[ ]   Federal Funds Rate                 Interest Reset Date(s):

[ ]   Treasury Rate                      Interest Reset Period:

[ ]   LIBOR Reuters                      Interest Payment Date(s):

[ ]   LIBOR Telerate

[ ]   Prime Rate

[ ]   CMT Rate

Initial Interest Rate:                   Interest Payment Period:

Index Maturity:

Spread (plus or minus):

* Commencing August 17, 2004 and on the interest payment dates thereafter until Maturity, the Notes may be called in whole at par at the option of the Company on ten calendar days notice.

** Commencing September 17, 2001 and on the 17th of each month thereafter until Maturity or until the Notes are called.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.